Exhibit 99.1

MyMD Pharmaceuticals Secures Strategic Investments

Up to $42 Million in Two-Part Funding from New Strategic Investor and Existing Shareholders with Committed Closing of an Aggregate of $14 Million Up Front

BALTIMORE — May 21, 2024 — MyMD Pharmaceuticals, Inc.® (Nasdaq: MYMD) (“MyMD” or “the Company”), a clinical stage biopharmaceutical company committed to developing novel therapies for age-related diseases, and autoimmune and inflammatory conditions, today announced that it has secured $7 million in commitments in two private placement funding rounds led by a strategic investor, PharmaCyte Biotech, Inc. (Nasdaq: PMCB), a clinical-stage biotechnology company developing cellular therapies for cancer and diabetes. An additional $7 million was raised from existing MyMD shareholders participating in the offerings. The closings of the two private placements are each subject to customary closing conditions and are both expected to occur on or around May 22, 2024.

“We are excited to welcome PharmaCyte as a new strategic investment partner in our continuing development of MYMD-1 in sarcopenia, as well as the evaluation of our other approved INDs in rheumatoid arthritis (RA) and Hashimoto’s thyroiditis,” said Chris Chapman, M.D., President, Chief Medical Officer, and Director of MyMD. “Likewise, we appreciate the participation of many of our valued existing shareholders who share strong conviction in our potentially groundbreaking drug candidates for combatting aging and treating autoimmune diseases. We believe that this capital infusion will fund us through our next clinical studies of MYMD-1 in sarcopenia for the next two years.”

Under the terms of the purchase agreement for MyMD’s Series G Preferred Stock financing round, PharmaCyte will receive 7,000 shares of Series G Preferred Stock with a stated value of $1,000 per share, convertible into shares of MYMD common stock, and warrants to purchase up to an aggregate amount of 7,709,252 additional shares of common stock, for a total consideration of approximately $7,000,000. In addition, existing shareholders will receive 1,950 aggregate shares of Series G Preferred Stock with a stated value of $1,000 per share, convertible into shares of MYMD common stock, and warrants to purchase up to an aggregate amount of 2,147,580 additional shares of common stock, for a total consideration of $1,950,000. The shares of Series G Preferred Stock have an initial conversion price of $1.816 per share. The warrants issued in the Series G Preferred Stock offering are immediately exercisable at an initial exercise price of $1.816 per share, and (i) certain of the warrants expire five years from the date of issuance, and (ii) certain of the warrants expire 18 months from the date of issuance.

Under the terms of the purchase agreement for MyMD’s Series F-1 Preferred Stock financing round, existing shareholders will receive 5,050 aggregate shares of Series F-1 Preferred Stock with a stated value of $1,000 per share, convertible into shares of MYMD common stock, and warrants to purchase up to an aggregate amount of 5,561,678 additional shares of common stock, for a total consideration of $5,050,000. The shares of Series F-1 Preferred Stock have an initial conversion price of $1.816 per share. The warrants issued in the Series F-1 Preferred Stock offering are exercisable immediately at an initial exercise price of $1.816 per share, and (i) certain of the warrants expire five years from the date of issuance, and (ii) certain of the warrants expire 18 months from the date of issuance.

The full conversion of the Series F-1 and Series G preferred stock and the full exercise of the accompanying warrants are subject to stockholder approval. For a full description of the terms of these financings, please see the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission today, including the attached exhibits.

The securities in each offering were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MYMD-1

MyMD has reported statistically significant positive topline Phase 2 results for its next generation oral TNF-α Inhibitor MYMD-1® in sarcopenia/age-related frailty. The Phase 2 study met its primary endpoints of significantly reducing chronic inflammatory markers in patients treated with MYMD-1. MYMD-1 holds potential to be the first drug approved by the FDA for sarcopenia, an age-related decline in physical function which leads to greater risk of hospitalization, disability, and death.

About MyMD Pharmaceuticals, Inc.

MyMD Pharmaceuticals, Inc. (Nasdaq: MYMD), a clinical stage pharmaceutical company committed to extending healthy lifespan, is focused on developing two novel therapeutic platforms that treat the causes of disease rather than only addressing the symptoms. MYMD-1 is a drug platform based on a clinical stage small molecule that regulates the immune system to control TNF-α, which drives chronic inflammation, and other pro-inflammatory cell signaling cytokines. MYMD-1 is being developed to delay aging, increase longevity, and treat autoimmune diseases. The Company’s second drug platform, Supera-CBD, is being developed to treat chronic pain, addiction and epilepsy. Supera-CBD is a novel synthetic derivative of cannabidiol (CBD) and is being developed to address and improve upon the rapidly growing CBD market, which includes both FDA approved drugs and CBD products not currently regulated as drugs. For more information, visit www.mymd.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of MyMD nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the completion of the private placements and the satisfaction of customary closing conditions related to the private placements, the anticipated use of proceeds therefrom, the effect that the reverse stock split may have on the price of MyMD’s common stock; MyMD’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and MyMD’s ability to, obtain and maintain regulatory approvals for clinical trials of MyMD’s pharmaceutical candidates; the timing and results of MyMD’s planned clinical trials for its pharmaceutical candidates; the amount of funds MyMD requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which MyMD operates; MyMD’s ability to retain and attract senior management and other key employees; MyMD’s ability to quickly and effectively respond to new technological developments; and MyMD’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on MyMD’s proprietary rights.. A discussion of these and other factors with respect to MyMD is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed by MyMD on April 1, 2024 and subsequent reports that MyMD files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and MyMD disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz

(646) 421-9523

rschatz@mymd.com
www.mymd.com